UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 17, 2011

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of iGATE Corporation (the “Company”) established the performance measures to be used to determine the 2011 annual performance-based bonus opportunity for the Company’s President and Chief Executive Officer, Mr. Phaneesh Murthy.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2011, on January 19, 2011, the Committee approved a 2011 target annual performance-based opportunity of $500,000 for Mr. Murthy. On March 17, 2011, the Committee determined that the actual annual bonus payable to Mr. Murthy for 2011 will be based on the Company’s achievement of certain revenue and earnings per share (“EPS”) targets as well as the successful integration of Patni Computer Systems Ltd. (“Patni”). A weighting of 25% each will be allocated to the revenue and EPS performance measures and the remaining 50% will be allocated to the performance measure relating to Patni integration. The actual annual bonus payout under the revenue and EPS performance measures may range from 0% to 200% of target based on the Company’s actual 2011 performance against goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

March 18, 2011